EXHIBIT 10.5
FARO Technologies, Inc. 2014 Incentive Plan
Restricted Stock Unit Award Agreement

You have been selected to participate in the FARO Technologies, Inc. 2014 Incentive Plan (the “Plan”), as specified below:

Grantee:
Grant Date: February 25, 2019
Number of Restricted Stock Units Granted:
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) evidences the grant of restricted stock units (the “Restricted Stock Units”) by FARO Technologies, Inc., a Florida corporation (the “Company”), to the Grantee named above, on the date indicated above, pursuant to the provisions of the Plan.
This Agreement and the Plan contain the terms and conditions governing the Restricted Stock Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1. Award of Restricted Stock Units. The Company hereby grants to the Grantee the number of Restricted Stock Units set forth above, subject to the terms and conditions of the Plan and this Agreement. Each Restricted Stock Unit represents the right to receive, once vested, one Share (or, in the Committee’s or its authorized delegates’ discretion, the Fair Market Value as of the Restricted Stock Unit vesting date of one Share). Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Restricted Stock Units granted to the Grantee will be credited to an account in the Grantee’s name maintained by the Company. This account shall be unfunded and maintained for book-keeping purposes only, with the Restricted Stock Units simply representing an unfunded and unsecured contingent obligation of the Company.
2. Vesting of Restricted Stock Units; Forfeiture. One-third of the Restricted Stock Units will vest on each of the first, second and third anniversaries of the Grant Date. To the extent that one-third of the Restricted Stock Units is not a whole number, any fractional Restricted Stock Units that would otherwise be scheduled to vest on the first two scheduled vesting dates will be disregarded, and the number of Restricted Stock Units scheduled to vest on the third scheduled vesting date will be adjusted accordingly If the Grantee’s employment with or service to the Company or an Affiliate is terminated prior to the date the Restricted Stock Units are vested, the Restricted Stock Units that have not yet vested as of the date of such termination will be immediately forfeited without further consideration or any act or action by the Grantee; provided, however, if, prior to the date the Restricted Stock Units have vested, the Grantee’s employment with or service to the Company or an Affiliate terminates as a result of death or Disability, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Restricted Stock Units, subject to such terms as the Committee, in its sole discretion, deems appropriate.
3. Settlement of Restricted Stock Units. Subject to all terms and conditions of the Plan and to compliance with section 5 of this Agreement, each vested Restricted Stock Unit will be settled in one Share (or, as provided in Section 1, the Fair Market Value thereof as of the Restricted Stock Unit’s vesting date), as soon as reasonably practicable following the vesting date (but no later than the 15th day of the third calendar month following the vesting date). If settled in cash, the Grantee will receive a cash amount in payment and settlement of the vested Restricted Stock Units equal to the product of the Fair Market Value of a Share on the applicable vesting date, multiplied by the number of vested Restricted Stock Units. If settled in Shares, the Grantee will receive one Share in payment and settlement of each vested Restricted Stock Unit, and such Shares will be registered in the Grantee’s name on the books of the Company as of the vesting date.
4. Nontransferability of the Award. This Award shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution or as otherwise expressly permitted pursuant to the Plan.

5. Tax Withholding. When the Restricted Stock Units become taxable income to the Grantee, the Company may deduct and withhold from any cash otherwise payable to the Grantee (whether payable with respect to the Restricted Stock Units or as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company’s obligation to withhold Federal, state or local taxes or foreign taxes or other social insurance amounts. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Grantee upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Agreement, the Grantee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold Shares otherwise issuable to the Grantee pursuant to the vesting of the Restricted Stock Units (the “Withholding Election”) having a Fair Market Value on the date income is recognized (the “Tax Date”) equal to the minimum amount required to be withheld. If the number of Shares withheld to satisfy withholding tax requirements shall include a fractional share, the number of Shares withheld shall be reduced to the next lower whole number and the Grantee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.
6. Status of Grantee. The Grantee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Restricted Stock Units unless and until they are settled in Shares and registered in the Grantee’s name on the books of the Company, in accordance with section 3 above, upon vesting of the Restricted Stock Units. Neither the Plan nor this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment of the Grantee at any time. In no event shall the value, at any time, of this Award, the Shares underlying this Award or any other benefit provided by this Agreement be included as compensation or earnings for purposes of any other compensation, retirement or benefit plan offered to employees of the Company or its subsidiaries unless otherwise specifically provided for in such plan.
7. Powers of the Company Not Affected. The existence of this Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
8. Interpretation by Committee. As a condition of the granting of the Restricted Stock Units, the Grantee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.
9. Nature of the Award. The Grantee acknowledges and agrees that he or she understands that the value that may be realized, if any, from this Award is contingent, and depends on the future market price of the Company’s Stock, among other factors. The Grantee further confirms his or her understanding that this Award is intended to promote employee retention and stock ownership and to align employees’ interests with those of shareholders, is subject to vesting conditions and will be forfeited if vesting conditions are not satisfied.
The Grantee also acknowledges and agrees that he or she understands that (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of an Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of Awards even if Awards have been granted repeatedly in the past; (c) all decisions with respect to any future award will be at the sole discretion of the Company; (d) the Grantee’s participation in the Plan is voluntary; (e) the value of this Award is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract with his or her actual employer, if any; (f) this Award and past or future awards are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (g) no claim or entitlement to compensation or damages arises from termination of this Award or diminution in value of this Award, and the Grantee irrevocably releases the Company and its Affiliates from any such claim that may arise.
10. Administration. The Grantee acknowledges and agrees that he or she understands that the Company and its Affiliates hold certain personal information about him or her, including, but not limited to, information such as his or her name, home address, telephone number, date of birth, salary, nationality, job title, social security number, social insurance number or other such tax identity number and details of all Awards or other entitlement to shares of Stock awarded, cancelled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Personal Data”).

The Grantee acknowledges and agrees that he or she understands that in order for the Company to process this Award and maintain a record of Shares under the Plan, the Company shall collect, use, transfer and disclose Personal Data within the Company and among its Affiliates electronically or otherwise, as necessary for the implementation and administration of the Plan including, in the case of a social insurance number, for income reporting purposes as required by law. The Grantee further understands that the Company may transfer Personal Data, electronically or otherwise, to third parties, including but not limited to such third parties as outside tax, accounting, technical and legal consultants when such third parties are assisting the Company or its Affiliates in the implementation and administration of the Plan. The Grantee understands that such recipients may be located within the jurisdiction of his or her residence, or within the United States or elsewhere and are subject to the legal requirements in those jurisdictions. The Grantee understands that the employees of the Company, its Affiliates and third parties performing work related to the implementation and administration of the Plan shall have access to the Personal Data as is necessary to fulfill their duties related to the implementation and administration of the Plan. By accepting this Award, the Grantee consents, to the fullest extent permitted by law, to the collection, use, transfer and disclosure, electronically or otherwise, of the Grantee’s Personal Data by or to such entities for such purposes and accepts that this may involve the transfer of Personal Data to a country which may not have the same level of data protection law as the country in which this Agreement is executed. The Grantee confirms that if he or she has provided or, in the future, will provide Personal Data concerning third parties including beneficiaries, he or she has the consent of such third party to provide their Personal Data to the Company for the same purposes.
The Grantee understands that he or she may, at any time, request to review the Personal Data and require any necessary amendments to it by contacting the Company in writing. As well, the Grantee may always elect to for-go participation in the Plan or any other award program.
11. Miscellaneous.
(a) This Agreement and the rights of the Grantee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Award, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.
(c) The Grantee agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.
(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.
(f) The award of Restricted Stock Units as provided in this Agreement and any issuance of Shares or payment pursuant to this Agreement are intended to be exempt from Section 409A of the Code under the short-term deferral exception specified in Treas. Reg. § 1.409A-l(b)(4).
(g) The Company may, in its sole discretion, decide to deliver any documents related to current or future participants in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(h) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Grant Date.

FARO TECHNOLOGIES, INC.

By:

Name:

Title:

GRANTEE

Name: